As filed with the Securities and Exchange Commission on September 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LSI INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Ohio	34-0888951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Alliance Road

Cincinnati, Ohio 45242

(513) 793-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Caneris

Executive Vice President – Human Resources and General Counsel

LSI Industries Inc.

10000 Alliance Road

Cincinnati, Ohio 45242

(513) 793-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

F. Mark Reuter

Allison A. Westfall

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

Telephone: (513) 579-6400

Facsimile: (513) 579-6457

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2025

PROSPECTUS

LSI Industries Inc.

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

And

Up to 1,534,819 Shares of Common Stock from Selling Stockholders

We may offer and sell from time to time our common stock, preferred stock, warrants and debt securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $200,000,000 or the equivalent amount in other currencies or currency units.  In addition, certain selling stockholders identified herein and any additional selling stockholders who may use this prospectus from time to time to offer shares of common stock.

This prospectus describes some of the general terms that may apply to these securities. Each time that we or the selling stockholders offer any securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the securities being offered, including identifying the selling stockholders as well as the specific amounts, prices and terms of the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We and the selling stockholders may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling stockholders.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors referred to in the section titled “Risk Factors” beginning on page 4 of this prospectus, in any prospectus supplement and free writing prospectus, together with the documents incorporated or deemed incorporated by reference before you make your investment decision.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “LYTS.” None of the other securities that we may offer under this prospectus are currently publicly traded. On September 10, 2025, the last reported sales price for our common stock was $22.55 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2025

Table of Contents

Page

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INFORMATION INCORPORATED BY REFERENCE	2
THE COMPANY	3
RISK FACTORS	4
NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF WARRANTS	7
DESCRIPTION OF DEBT SECURITIES	9
SELLING STOCKHOLDERS	18
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	20
EXPERTS	20

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell up to $200,000,000 in the aggregate of our common stock, preferred stock, warrants and debt securities in one or more offerings. In addition, one or more selling stockholders may, from time to time, offer and sell up to 1,534,819 in the aggregate of shares of our common stock. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Any prospectus supplement and any free writing prospectus may contain more specific information about the offering, including the specific amounts, prices and terms of the securities being offered. A prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement or free writing prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Information Incorporated by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents described herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

Unless context otherwise requires, references in this prospectus to the “Company,” “LSI,” “we,” “our,” “us” or like terms refer to LSI Industries Inc. and its subsidiaries and predecessors.

Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus, a prospectus supplement or free writing prospectus. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus, a prospectus supplement or free writing prospectus, you must not rely on that information. This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any trademarks, service marks and trade names of third parties appearing in this prospectus or incorporated by reference herein are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus and the documents incorporated by reference herein is not intended to, and does not imply, a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also inspect our SEC reports and other information at our website at http://www.lsicorp.com. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated:

●	our annual report on Form 10-K for the year ended June 30, 2025 filed on September 11, 2025;

●	our current report(s) on Form 8-K filed on August 26, 2025; and

●

the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on April 11, 1985, and all amendments and reports filed for the purpose of updating that description, including Exhibit 4.1 (Description of Securities) to our Annual Report on Form 10-K filed on September 6, 2019.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

LSI Industries Inc.

10000 Alliance Road

Cincinnati, Ohio 45242

Telephone Number: (513) 793-3200

Attention: General Counsel

THE COMPANY

LSI Industries Inc. (“LSI”) is a leading producer of non-residential lighting and retail display solutions. Non-residential lighting consists of American-made fixtures and services for both indoor and outdoor applications satisfying the specific performance requirements of our customers. Retail display solutions consist of multiple custom products and services which enhance our customer’s brand image and improve the customer shopping experience. We offer customers in target vertical markets a package solution set of both lighting and display solutions, providing value for the customer by working with one partner to manage their regional and national location programs, versus multiple suppliers. Our business is organized as follows: the Lighting Segment, which represented 56% of our fiscal 2024 net sales, and the Display Solutions Segment, which represented 44% of our fiscal 2024 net sales.

Our Lighting Segment manufactures, markets, and sells outdoor and indoor lighting fixture and controls solutions in the following vertical markets: refueling and convenience store, parking lot and garage, quick-service restaurant, retail, grocery and pharmacy, automotive dealership, sports court and field, and warehouse. We service these markets through multiple channels: project business sold through electrical distributors and agents and shipped directly to the customer; standard products sold to and stocked by distributors; and direct to end-use customers. Our products are designed and manufactured to provide maximum customer value and meet the high-quality, competitively priced product requirements of the markets we serve. Focusing on key vertical applications allows us to deliver unique product solutions, which in turn provide differentiated value to our customers.

We are incorporated under the laws of the State of Ohio. Our principal executive offices are located at 10000 Alliance Road, Cincinnati, Ohio 45242. Our telephone number is (513) 793-3200. Our website is http://www.lsicorp.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below and under “Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Sales of substantial amounts of our common stock by the selling stockholders, or the perception that these sales could occur, could adversely affect the price of our common stock.

The number of shares of common stock covered by this prospectus is significant in relation to our currently outstanding common stock and the historical trading volume of our common stock. The sale by the selling stockholders of all or a significant portion of the shares of common stock covered by this prospectus, or the sale by us of substantial amounts of our common stock in the public market covered by a separate prospectus or the issuance of shares of our common stock from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans, could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders might sell all or a portion of the shares of common stock covered by this prospectus could also, in and of itself, have a material adverse effect on the market price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “may,” “will,” “anticipate,” “should,” “intend,” “focus,” “strategy,” “future,” “opportunity,” “expect,” “encourage,” “believe,” “estimate,” “project,” “plan,” “potential,” and “continue,” as well as the negative of these terms or similar expressions. These statements speak only as of the date of this prospectus, the date of the prospectus supplement or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, our intent, belief or current expectations with respect to: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation: the impact of competitive products and services; product demand and market acceptance risks; price increases in, and significant shortages of, raw materials and components; potential costs associated with litigation and regulatory compliance; reliance on key customers; financial difficulties experienced by customers; the cyclical and seasonal nature of our business; the adequacy of reserves and allowances for doubtful accounts; fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise: failure of an acquisition or acquired company to achieve its plans or objectives; unexpected difficulties in integrating acquired businesses; the inability to adequately protect our intellectual property; the ability to retain key employees of acquired businesses; unfavorable economic and market conditions; the impact of tariffs and other trade restrictions; recent increases in inflation and interest rates in the United States and elsewhere; the results of asset impairment assessments; risks related to disruptions or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; and the other risk factors that are identified herein and in our reports on Form 10-K and Form 10-Q filed with the SEC. We do not undertake any obligation to publicly update or review any forward-looking statement.

These factors and the other risk factors described in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

●	strategic acquisitions, which may include acquisitions of similar size or scale as prior acquisitions or could include an acquisition of larger scale than prior acquisitions;

●	reduction or refinancing of outstanding indebtedness or other corporate obligations; and

●	general corporate purposes.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from sales of our securities by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the common stock and preferred stock that we may issue. We will set forth the particular terms of the preferred stock that we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular shares of preferred stock.

The description below and in any prospectus supplement does not include all of the terms of the common stock and preferred stock and should be read together with our Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations, see “Where You Can Find More Information.”

General

Under our Amended and Restated Articles of Incorporation, we are authorized to issue up to 51,000,000 shares of capital stock, including:

●	50,000,000 shares of common stock, without par value; and

●	1,000,000 shares of preferred stock, without par value.

Common Stock

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders, and there are no cumulative voting rights. Our common stock is listed on the Nasdaq Global Select Market.

Subject to the rights of holders of any outstanding preferred shares, each record holder of common stock on the applicable record date is entitled to receive dividends on common stock to the extent authorized by our Board of Directors out of assets legally available for the payment of dividends. In addition, subject to the rights of holders of any outstanding preferred shares, holders of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Holders of common stock do not have any preemptive rights to subscribe for any of our securities. No conversion, redemption or sinking fund provisions apply to the common stock, and the holders of common stock are not liable to further calls or assessments by us.

Preferred Stock

Our Board of Directors is authorized, without shareholder approval, to issue up to 1,000,000 preferred shares in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred shares, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of a series. Our Board of Directors can, without shareholder approval, issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common stock. Any preferred shares issued would also rank senior to our common stock as to rights upon liquidation, winding-up or dissolution. If we issue any preferred shares that are convertible into our common stock, such issuance of shares could have the effect of delaying, deferring or preventing a change in control of our company.

Control Share Acquisitions

We are subject to Section 1701.831 of the Ohio General Corporation Law which provides that certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” The Ohio General Corporation Law defines a “control share acquisition” as any acquisition of an issuer’s shares which would entitle the acquirer, immediately after that acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any one of the following ranges of that voting power:

●	one-fifth or more but less than one-third of that voting power;

●	one-third or more but less than a majority of that voting power; or

●	a majority or more of that voting power.

Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of shareholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the “interested shares.” “Interested shares” are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of shareholders and shares that were transferred, together with the voting power thereof, after the record date for the meeting of shareholders.

Business Combinations with Certain Persons

We are subject to Chapter 1704 of the Ohio General Corporation Law, which prohibits certain business combinations and transactions between an “issuing public corporation” and an “Ohio law interested shareholder” for at least three years after the Ohio law interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the Ohio law interested shareholder attains 10% ownership. An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An “Ohio law interested shareholder” is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions and the transfer of shares.

Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that certain conditions are satisfied, including:

●	prior to the interested shareholder’s share acquisition date, the board of directors approved the purchase of shares by the interested shareholder;

●

the transaction is approved by the holders of shares with at least 66- 2/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the Ohio law interested shareholder; or

●	the business combination results in shareholders, other than the Ohio law interested shareholder, receiving a fair price plus interest for their shares.

Chapter 1704 is applicable to all corporations formed under Ohio law.

Provisions in Articles Affecting Business Combinations

Our Amended and Restated Articles of Incorporation require approval by 66-2/3% of the voting power of disinterested shareholders for any business combination between an interested shareholder and us for five years after such party became an interested shareholder. An interested shareholder is one beneficially owning 15% or more of the voting power. Business combinations include mergers, sales of assets and similar transactions. Our Amended and Restated Articles of Incorporation also require any person who becomes an interested shareholder to offer to purchase all of our voting securities and securities convertible into or constituting warrants or options to purchase our voting securities within 25 days after achieving 15% ownership. The price to be paid would be the higher of the highest price paid by the interested shareholder in acquiring such beneficial ownership or the highest trading price during the 45-day period commencing 70 days prior to the date that such person became an interested shareholder. These provisions are not applicable if the proposed business combination is approved prior to its consummation by a majority of disinterested directors or if the transaction by which a person becomes an interested shareholder is approved at any time prior to that time by a majority of disinterested directors. The vote of holders of 66-2/3% of all outstanding shares of common stock is required to amend our Amended and Restated Articles of Incorporation and to approve mergers, reorganizations, and similar transactions.

Transfer Agent and Registrar

Computershare serves as the transfer agent and registrar for our common stock. We will select the transfer agent and registrar for a series of preferred stock, and each one will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of common stock, preferred stock, or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the debt securities purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

●	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

●	information relating to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our common stock, preferred stock, or debt securities, the holder will not have any rights as a holder of our common stock, preferred stock, or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities will be issued under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find More Information.”

Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future unsecured indebtedness senior in right of payment to all of our subordinated indebtedness.

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture will not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We will not be obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title of the series of debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

●	the date or dates on which the principal on the series of debt securities is payable;

●

the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any to extend the interest periods and the duration of that extension;

●	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

●	the terms and conditions upon which the debt securities may be redeemed;

●	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

●

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

●	any provisions relating to any security provided for the debt securities;

●

any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and

●	any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

In addition, the indenture will not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange. In the event of any redemption of debt securities of any series, we will not be required to:

●

issue, register the transfer of or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

●

register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the trustee as custodian for the depositary or its nominee; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●

the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

●	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

●	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;

●	will not be entitled to physical delivery of certificated debt securities; and

●	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, in one or more related transactions to any person, unless:

●	the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;

●	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

●

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

●	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

●	default in the payment of principal of, or premium on, any debt security of that series when due and payable and continuance of that default for a period of 10 days;

●

default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to the trustee against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

●	cure any ambiguity, defect or inconsistency;

●

conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

●	provide for the issuance of and to establish the form, terms and conditions of any series of debt securities;

●

provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Consolidation, Merger and Sale of Assets” of the indenture is complied with;

●	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

●	add guarantees with respect to the debt securities;

●	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	add or appoint a successor or separate trustee;

●	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or

●	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

●	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

●	change the place of payment or currency in which principal, any premium or interest is paid;

●	impair the right to institute suit for the enforcement of any payment on the debt securities;

●	waive a payment default with respect to the debt securities;

●	reduce the interest rate or extend the time for payment of interest on the debt securities;

●	make any change to the amendment and modification provisions in the indenture; or

●

reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture will provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture will provide that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries. The conditions include:

●

depositing with the trustee money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

●

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

SELLING STOCKHOLDERS

The following table sets forth information as of September 9, 2025, with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders that may from time to time be offered or sold pursuant to this prospectus. Selling stockholders as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership or other distribution or other transfer. Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part, as may be appropriate.

	Shares of Common Stock Beneficially Owned			Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percentage of Common Stock Outstanding	Common Stock that may be Offered for Resale	Number of Shares	Percentage of Common Stock Outstanding
James A. Clark	917,801	3.0%	751,208	166,593	*
James E. Galeese	410,760	1.3%	372,380	38,380	*
Thomas A. Caneris	447,939	1.4%	411,231	36,708	*

* Less than 1%

(1)

The business address for each selling stockholder is c/o LSI Industries Inc., 10000 Alliance Road, Cincinnati, Ohio 45242. Mr. Clark is LSI’s Chief Executive Officer and President and he is a member of LSI’s Board of Directors. Mr. Galeese serves as LSI’s Chief Financial Officer and Chief Accounting Officer. Mr. Caneris serves as LSI’s Executive Vice President, Human Resources and General Counsel.

(2)

Amounts in the table include shares of common stock which may be acquired upon the exercise of stock options and vesting of restricted stock units which have vested or will have vested within 60 days of September 9, 2025: Clark – 365,338; Galeese – 136,578; Caneris – 195,332.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated above, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them.

We will bear all costs, fees and expenses incurred in connection with the registration of the common stock offered by this prospectus, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of the common stock, which will be borne by the selling stockholders.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the applicable selling stockholder offers or sells common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities described in the prospectus from time to time in any one or more of the following methods when disposing of securities or interests there:

●	to purchasers directly;

●	to underwriters for public offering and sale by them;

●	through agents;

●	through dealers;

●	through a combination of any of the forgoing methods of sale; and/or

●	through any other methods described in a prospectus supplement.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus, regardless of whether the shares are covered by this prospectus. The selling stockholders may also sell shares through trading plans entered into by the selling stockholders, including any trading plans pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus hereto that provide for periodic sales of their shares on the basis of parameters described in such trading plans.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We or one or more selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf. Any such underwriters will be named in a prospectus supplement.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in an applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

Keating Muething & Klekamp PLL will pass upon the validity of the securities being offered hereby.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

Securities and Exchange Commission registration fee	$36,116.20
Trustee’s fees and expenses	*
Transfer agent and registrar fees	*
Printing expenses	*
Accountant’s fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	$36,116.20

*	Estimated expenses are presently not known and cannot be estimated.

Item 15.    Indemnification of Directors and Officers.

Under Section 1701.13 of the Ohio General Corporation Law (“OGCL”), Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Section 1701.13 of the OGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 1701.13.

We maintain liability insurance for all of our directors and officers. The insurance also insures the Company against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.

I

Article V of our Amended and Restated Code of Regulations provides as follows:

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.  Right of Indemnification.  Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director, officer or member of a committee of the Corporation or that, being or having been such a Director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan as a trustee, fiduciary or otherwise (hereinafter an “Indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) or other federal or state acts) actually incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.  Except as provided in ARTICLE V Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation.  To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.

(a)       The right to indemnification conferred in this ARTICLE V Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”).  An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation.  An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.

Section 2.  Right of Indemnitee to Bring Suit.  If a claim under ARTICLE V Section 1 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful, in whole or in part, in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit.  The Indemnitee shall be presumed to be entitled to indemnification under this ARTICLE V upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

(a)       Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the Indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled.

II

Section 3.  Nonexclusivity and Survival of Rights.  The rights to indemnification and to the advancement of expenses conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles, these Regulations, agreement, vote of Shareholders or disinterested Directors, or otherwise.  Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.

(a)       Notwithstanding any amendment to or repeal of this ARTICLE V, or of any of the procedures established by the Board of Directors pursuant to ARTICLE V Section 6, any Indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

(b)       Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE V shall, notwithstanding any amendment to or repeal of this ARTICLE V, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE V (or the estate or personal representative of such person) for a period of six years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

(c)       Advancement of expenses may be made by the Corporation against costs, expenses and fees to the extent permitted by, and in accordance with, any terms and conditions of applicable law.

Section 4.  Insurance, Contracts and Funding.  The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in this ARTICLE V, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio Revised Code. The Corporation may enter into contracts with any Indemnitee in furtherance of the provisions of this ARTICLE V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE V.  Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5.  Indemnification of Employees and Agents of the Corporation.  The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE V Section 1 hereof as such officer or officers deem appropriate under the circumstances.  The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE V with respect to the indemnification and advancement of expenses of Directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 6.  Procedures for the Submission of Claims.  The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE V, determination of the entitlement of any person thereto, and review of any such determination.  Such procedures shall be set forth in an appendix to these Regulations and shall be deemed for all purposes to be a part hereof.

Section 7.  Definition of Performance.  For the purposes of this Article, a Director, officer or member of a committee shall conclusively be deemed not to have been willfully derelict in the performance of such person’s duty as such Director, officer or member of committee:

(a)       Determination by Suit.  In a matter which shall have been the subject of a suit or proceeding in which such person was a party which is disposed of by adjudication on the merits, unless such person shall have been finally adjudged in such suit or proceeding to have been willfully derelict in the performance of that person’s duty as such Director, officer or member of a committee; or

III

(b)      Determination by Committee.  In a matter not falling within (a) above, a majority of disinterested members of the Board of Directors or a majority of a committee of disinterested Shareholders of the Corporation, selected as hereinafter provided, shall determine that such person was not willfully derelict.  Such determination shall be made by the disinterested members of the Board of Directors except where such members shall determine that such matter should be referred to said committee of disinterested Shareholders.

Section 8.  Selection of Committee.  The selection of a committee of Shareholders provided above may be made by the majority vote of the disinterested Directors or, if there be no disinterested Director or Directors, by the chief executive officer of the Corporation.  A Director or Shareholder shall be deemed disinterested in a matter if such person has no interest therein other than as a Director or Shareholder of the Corporation as the case may be.  The Corporation shall pay the fees and expenses of the Shareholders or Directors, as the case may be, incurred in connection with making a determination as above provided.

Section 9.  Non-Committee Determination.  In the event that a Director, officer or member of a committee shall be found by some other method not to have been willfully derelict in the performance of such person’s duty as such Director, officer or member of a committee, then such determination as to dereliction shall not be questioned on the ground that it was made otherwise than as provided above.

Item 16.    Exhibits.

The following documents are exhibits to the registration statement:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated (Consolidated) Articles of Incorporation of LSI Industries Inc. (filed as Exhibit 3.1 to the Form 8-K filed November 7, 2022, incorporated herein by reference).

3.2	Amended and Restated Code of Regulations of LSI Industries Inc. (filed as Exhibit 3.2 to Registrant’s Form 10-K filed with the Commission on September 11, 2020, incorporated herein by reference).

4.1	Form of Debt Securities Indenture.

4.2*	Form of Debt Securities.

4.3*	Preferred Stock Certificate of Amendment.

4.4*	Form of Warrant Agreement.

4.5*	Form of Warrant Certificate.

5.1	Opinion of Keating Muething & Klekamp PLL.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Keating Muething & Klekamp PLL (included in Exhibit 5.1).

24	Power of Attorney (included on the signature page).

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Debt Securities Indenture.

107	Filing Fee Table.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

IV

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

V

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

VI

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 11, 2025.

LSI INDUSTRIES INC.

BY:	/s/ James A. Clark
James A. Clark President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James A. Clark and James E. Galeese, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated as of September 11, 2025:

Signatures	Title

/s/ James A. Clark	President, Chief Executive Officer and Director
James A. Clark	(Principal Executive Officer)

/s/ James E. Galeese	Chief Financial Officer
James E. Galeese	(Principal Financial and Accounting Officer)

/s/ Robert P. Beech	Director
Robert P. Beech

/s/ Ronald D. Brown	Director
Ronald D. Brown

/s/ Amy L. Hanson	Director
Amy L. Hanson

Signatures	Title

/s/ Chantel E. Lenard	Director
Chantel E. Lenard

/s/ Ernest W. Marshall, Jr.	Director
Ernest W. Marshall, Jr.

/s/ Wilfred T. O’Gara	Chairman of the Board of Directors
Wilfred T. O’Gara